Exhibit 10.42

FIRST AMENDMENT

TO

AMENDED AND RESTATED

AGREEMENT OF LIMITED PARTNERSHIP

OF

CARR REALTY HOLDINGS, L.P.

THIS FIRST AMENDMENT TO AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP (this “Amendment”) is entered into as of June 30, 2004, and shall be effective upon the UPREIT Effective Time (as defined below), by CARRAMERICA REALTY CORPORATION, a Maryland corporation (“CarrAmerica”), as the withdrawing General Partner and a Limited Partner, for itself and on behalf of the Limited Partners of the Partnership, and CARRAMERICA REALTY OPERATING PARTNERSHIP, L.P., a Delaware limited partnership (“Operating Partnership”), as the new General Partner and a Limited Partner, for itself and on behalf of the Limited Partners of the Partnership.

WHEREAS, Carr Realty L.P., a Delaware limited partnership (“CRLP”) and Carr Realty LP Holdings, L.L.C., a Delaware limited liability company (“CRLP Holdings, LLC”) entered into that certain Agreement of Limited Partnership of Carr Realty Holdings, L.P. (the “Partnership”) on December 23, 2003;

WHEREAS, each of CRLP and the Partnership is party to the Agreement and Plan of Merger, dated as of December 23, 2003 (the “Merger Agreement”), by and among CRLP, Carr Realty GP, LLC, a Delaware limited liability company, Carr Realty Merger Subsidiary, L.P., a Delaware limited partnership (“Merger LP”), the Partnership and CRLP Holdings, LLC, pursuant to which Merger LP merged with and into CRLP, with CRLP being the surviving entity (the “Merger”);

WHEREAS, pursuant to the Merger, (i) each Class A, Class B and Class C Unit (as defined in the CRLP Agreement) of limited partnership interest in CRLP issued and outstanding as of December 31, 2003, immediately prior to the Effective Time (as defined in the Merger Agreement), ceased to be outstanding and was converted into and exchanged for the right to receive one Class A, Class B and Class C unit of limited partnership interest in the Partnership, respectively, and (ii) the General Partner Interest (as defined in the CRLP Agreement) in CRLP issued and outstanding as of December 31, 2003, immediately prior to the Effective Time, ceased to be outstanding and was automatically converted into and exchanged for the right to receive the General Partner Interest in the Partnership (collectively, “CRLP Restructuring”);

WHEREAS, CarrAmerica has entered into that certain Amended and Restated Agreement of Limited Partnership dated as of December 31, 2003 (the “Partnership Agreement”) for itself and on behalf of the Limited Partners to reflect the CRLP Restructuring;

WHEREAS, CarrAmerica is completing a restructuring transaction (the “UPREIT Conversion”), pursuant to which CarrAmerica will transfer substantially all of the assets that it directly owns, including its General Partner and Limited Partner interests in the Partnership, and all or substantially all of its related liabilities, to

Operating Partnership, and Operating Partnership will assume all of the assets from CarrAmerica, including its General Partner and Limited Partner interests in the Partnership, and all or substantially all of CarrAmerica’s related liabilities, such transfer date and time being the effective date and time of the UPREIT Conversion (the “UPREIT Effective Time”);

WHEREAS, pursuant to Section 11.2.C of the Partnership Agreement, a committee of the Board of Directors of CarrAmerica, the General Partner of the Partnership, determined in good faith that the UPREIT Conversion, including without limitation, assignment by CarrAmerica of its interest in the Partnership to Operating Partnership and the assumption by Operating Partnership of interests in the Partnership, would not have a material adverse effect on the value of the Limited Partnership Interests (determined without regard to any tax consequences to Limited Partners as a result of the UPREIT Conversion);

WHEREAS, CarrAmerica has determined that this Amendment is permitted to be undertaken by the General Partner for itself and on behalf of the Limited Partners, without the consent of the Limited Partners, pursuant to the provisions of Section 14.1.B(1), (2) and (4) and no Limited Partner is adversely affected by this Amendment; and

WHEREAS, CarrAmerica and Operating Partnership, for themselves and on behalf of the Limited Partners of the Partnership, desire to amend the Partnership Agreement pursuant to Section 14.1 thereof to reflect (i) the assignment of CarrAmerica’s interest in the Partnership to Operating Partnership and the withdrawal of CarrAmerica as the General Partner and a Limited Partner of the Partnership, and (ii) the assumption by the Operating Partnership of CarrAmerica’s interest in the Partnership and the admission of Operating Partnership as the General Partner and a Limited Partner of the Partnership, and to make certain other conforming changes.

NOW, THEREFORE, in consideration of the premises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Partnership Agreement is hereby amended as follows:

1. CarrAmerica withdraws as the General Partner and a Limited Partner of the Partnership and is released from all rights and obligations under the Partnership Agreement, and Operating Partnership is admitted as the General Partner and a Limited Partner of the Partnership and expressly assumes and agrees to be bound by all of the terms and conditions of the Partnership Agreement.

2. All references to “the General Partner” in (a) the definition of “Articles of Incorporation” in Article 1, (b) the definition of “Conversion Factor” in Article 1, (c) the definition of “REIT Share” in Article 1, (d) the definition of “REIT Shares Amount” in Article 1, (e) after the words “provided that if” in the definition of “Specified Redemption Date” in Article 1, (f) Section 7.1.A(1), (g) clauses (i) and (ii) of Section 7.9.D, and (h) the sixth line of Section 7.12.A shall be replaced with references to “CarrAmerica.”

3. Definition of “CarrAmerica” shall be added to Article 1, following definition of “Capital Contribution” as follows: “CarrAmerica” means CarrAmerica Realty Corporation, a Maryland corporation, or its successors.”

4. Definition of “Indemnitee” in Article 1 shall be amended by deleting such definition in its entirety and inserting the following in lieu thereof: “Indemnitee” means (i) any Person made a party to a proceeding by reason of his, her or its status as (A) the General Partner or an Affiliate of the General Partner (including, without limitation, CarrAmerica), (B) a Limited Partner or (C) a director or officer of the Partnership, the General Partner or an Affiliate of the General Partner and (ii) such other Persons (including Affiliates of the General Partner or the Partnership) as the General Partner may designate from time to time (whether before or after the event giving rise to potential liability), in its sole and absolute discretion.

5. Definition of “General Partner” in Article 1 shall be amended by deleting such definition in its entirety and inserting the following in lieu thereof: “General Partner” means CarrAmerica Realty Operating Partnership, L.P., a Delaware limited partnership, or its successors as general partner of the Partnership, and for purposes of Section 7.5.C, “General Partner” also means CarrAmerica.”

6. Section 3.1 shall be amended by deleting such section in its entirety and inserting the following in lieu thereof:

“Section 3.1 Purpose and Business

The purpose and nature of the business to be conducted by the Partnership is (i) to conduct any business that may be lawfully conducted by a limited partnership organized pursuant to the Act, provided, however, that such business shall be limited to and conducted in such a manner as to permit CarrAmerica at all times to be classified as a REIT, unless CarrAmerica ceases to qualify as a REIT for any reason or reasons not related to the business conducted by the Partnership, (ii) to enter into any partnership, joint venture or other similar arrangement to engage in any of the foregoing or the ownership of interests in any entity engaged in any of the foregoing, and (iii) to do anything necessary or incidental to the foregoing. In connection with the foregoing and without limiting CarrAmerica’s right, in its sole discretion, to cease qualifying as a REIT, the Partners acknowledge that CarrAmerica’s status as a REIT inures to the benefit of all the Partners and not solely the General Partner or its Affiliates.”

7. Section 3.2 shall be amended by deleting such section in its entirety and inserting the following in lieu thereof:

“Section 3.2 Powers

The Partnership is empowered to do any and all acts and things necessary, appropriate, proper, advisable, incidental to or convenient for the furtherance and accomplishment of the purposes and business described herein and for the protection and benefit of the Partnership, including, without limitation, full power and authority, directly or through its ownership interest in other entities, to enter into, perform and carry out contracts of any kind, borrow money and issue evidences of indebtedness whether or not secured by mortgages, deed of trust, pledge or other lien, acquire and develop real property and lease, sell, transfer and dispose of real property; provided, however, that the Partnership shall not take, or refrain from taking, any action which, in the judgment of the General Partner, in its sole and absolute discretion, (i) could adversely affect the ability of CarrAmerica to continue to qualify as a REIT, (ii) could subject CarrAmerica to any additional taxes under Section 857 or Section 4981 of the Code, or (iii) could violate any law or regulation of any governmental body or agency having jurisdiction over CarrAmerica or the General Partner or the securities of either of them, unless such action (or inaction) shall have been specifically consented to by the General Partner in writing.”

8. Section 4.2.C shall be amended by deleting such section in its entirety and inserting the following in lieu thereof:

“C. The General Partner and/or CarrAmerica may issue additional REIT Shares or equity interests or rights, options, warrants or convertible or exchangeable securities containing the right to subscribe for or purchase REIT Shares or equity interests (“New Securities”) at such times and in such amounts and for such consideration as the General Partner or CarrAmerica, as applicable, in its sole and absolute discretion, determines. Under no circumstances shall the General Partner or CarrAmerica, as applicable, be obligated to contribute to the Partnership all or any part of the proceeds from any issuance of such New Securities or from the exercise of rights contained in such New Securities, and the General Partner or CarrAmerica, as applicable, may, in its sole and absolute discretion, retain all such proceeds, to be used by the General Partner or CarrAmerica, as applicable, as it determines, in its sole and absolute discretion, to be advisable.

9. The last sentence of Section 5.1 A shall be amended by deleting “its qualification as a REIT” and inserting “CarrAmerica’s qualification as a REIT” in lieu thereof.

10. Section 7.1.A (3) shall be amended by deleting such section in its entirety and inserting the following in lieu thereof:

“(3) the acquisition, disposition, mortgage, pledge, encumbrance, hypothecation or exchange of any or all of the assets of the Partnership (including the exercise or grant of any conversion, option, privilege or subscription right or other right available in connection with any assets at any time held by the Partnership) or the merger or other combination of the Partnership with or into another entity on such terms as the General Partner deems proper, which powers shall include, without limitation, the power to pledge any or all of the assets of the Partnership to secure a loan or other financing for the benefit of the General Partner or CarrAmerica (the proceeds of which are not required to be contributed or loaned to the Partnership), all of the foregoing subject to any prior approval which may be required by Section 7.3 hereof;”

11. Section 7.1.A (4) shall be amended by deleting such section in its entirety and inserting the following in lieu thereof:

“(4) the use of the assets of the Partnership (including, without limitation, cash on hand) for any purpose consistent with the terms of this Agreement and on any terms it sees fit, including, without limitation, the financing of the conduct of the operations of the General Partner, CarrAmerica, the Partnership or any of the Partnership’s Subsidiaries, the lending of funds to other Persons (including, without limitation, the Partnership’s Subsidiaries and CarrAmerica’s Subsidiaries) and the repayment of obligations of the Partnership and its Subsidiaries and any other Person in which it has an equity investment and the making of capital contributions to its Subsidiaries;”

12. Section 7.4.C shall be amended by adding “(or is obligated to reimburse CARC)” after “incurs” in the second line of such section.

13. Section 7.8.B shall be amended by adding, “other partnerships in which the General Partner serves as the general partner” after “on behalf of the Partnership” in the second line of such section.

14. Section 8.6.B shall be amended by deleting such section in its entirety and inserting the following in lieu thereof:

“B. Notwithstanding the provisions of Section 8.6.A, CarrAmerica may, in its sole and absolute discretion, assume directly and satisfy a Redemption Right by paying to the Redeeming Partner the Redemption Amount on the Specified Redemption Date, whereupon CarrAmerica shall acquire the Partnership Units offered for redemption by the Redeeming Partner and shall be treated for all purposes of this Agreement as the owner of such Partnership Units. In the event CarrAmerica shall exercise its right to satisfy the Redemption Right in the manner described in the preceding sentence, the Partnership shall have no obligation to pay any amount to the Redeeming Partner with respect to such Redeeming Partner’s exercise of the Redemption Right, and each of the Redeeming Partner, the Partnership, and CarrAmerica shall treat the transaction between CarrAmerica and the Redeeming Partner as a sale of the Redeeming Partner’s Partnership Units to the General Partner for federal income tax purposes. Each Redeeming Partner agrees to execute such documents as the General Partner may reasonably require in connection with the issuance of REIT Shares upon exercise of the Redemption Right.

15. Section 11.2.B shall be amended by deleting such section in its entirety and inserting the following in lieu thereof: “B. [Intentionally omitted]”.

16. Section 11.2.C shall be amended by deleting such section in its entirety and inserting the following in lieu thereof:

“C. Except as otherwise provided in Section 11.2.D, neither CarrAmerica nor the General Partner shall engage in any merger, consolidation or other business combination with or into another Person or a sale of all or substantially all of its assets (a “Transaction”), unless either (i) the Board of Directors of CarrAmerica, on behalf of CarrAmerica or the General Partner, as applicable, determines in good faith that the Transaction likely will not have a material adverse effect on the value of the Limited Partnership Interests (determined without regard to any tax consequences to Limited Partners as a result of the Transaction) or (ii) a majority of the Percentage Interests of the Limited Partners, excluding Limited Partnership Interests held by the General Partner, Consents to the Transaction.

17. Section 11.2.D shall be amended by deleting such section in its entirety and inserting the following in lieu thereof:

“D. Notwithstanding Section 11.2.C, CarrAmerica and/or the General Partner may engage in a merger, consolidation or other business combination if (i) substantially all of the consideration that equityholders of the General Partner or CarrAmerica, as applicable, are retaining or receiving in connection with the Transaction is a common equity interest in the surviving company and (ii) the surviving company (if not the General Partner or CarrAmerica, as applicable) is assuming all of the obligations of the General Partner under the Partnership Agreement.

18. Section 11.3.D shall be amended by deleting such section in its entirety and inserting the following in lieu thereof:

“D. No transfer of Partnership Units by a Limited Partner may be made to any Person if (i) in the opinion of legal counsel for the Partnership, it would result in the Partnership being treated as an association taxable as a corporation for federal income tax purposes, (ii) in the opinion of legal counsel for the Partnership, it would adversely affect the ability of CarrAmerica to continue to qualify as a REIT or would subject CarrAmerica to any additional taxes under Section 857 or Section 4981 of the Code, or (iii) such transfer is attempted to be effectuated through an “established securities market” or a “secondary market (or the substantial equivalent thereof)” within the meaning of Section 7704 of the Code.”

19. Section 13.2.A shall be amended by deleting “shares of stock in the General Partner” in the eleventh line thereof and inserting “equity or other securities of the General Partner, CarrAmerica or any other entity” in lieu thereof.

20. Section 15.11 shall be added to the Partnership Agreement as follows:

“Section 15.11 Entire Agreement

This Agreement contains the entire understanding and agreement among the Partners with respect to the subject matter hereof and supersedes any prior written oral understandings or agreements among them with respect thereto.”

21. Subsection (iii) of Exhibit E shall be amended by replacing “REIT Shares (as determined by the General Partner)” in the fifth and sixth lines with “REIT Shares Amount (as determined by CarrAmerica)” in lieu thereof.

All capitalized terms used in this Amendment and not otherwise defined shall have the meanings assigned to such terms in the Partnership Agreement. Except as modified herein, all terms and conditions of the Partnership Agreement shall remain in full force and effect, which terms and conditions the parties hereby ratify and affirm.

This Amendment may be executed in counterparts, each of which shall be considered an original and all of which taken together shall be considered a single agreement.

[signature page follows]

IN WITNESS WHEREOF, the undersigned has executed this Amendment as of the date first set forth above.

WITHDRAWING PARTNER:

CARRAMERICA REALTY CORPORATION

By:	/s/ Stephen E. Riffee
Name:	Stephen E. Riffee
Title:	Chief Financial Officer and Treasurer

GENERAL PARTNER:

CARRAMERICA REALTY OPERATING PARTNERSHIP, L.P.

By:	CarrAmerica Realty Corporation, its sole general partner

	By:	/s/ Stephen E. Riffee
	Name:	Stephen E. Riffee
	Title:	Chief Financial Officer and Treasurer

LIMITED PARTNERS:

CARRAMERICA REALTY OPERATING PARTNERSHIP, L.P., as Attorney-in-Fact for the Limited Partners

By:	CarrAmerica Realty Corporation, its sole general partner

	By:	/s/ Stephen E. Riffee
	Name:	Stephen E. Riffee
	Title:	Chief Financial Officer and Treasurer

CARRAMERICA REALTY CORPORATION, exclusively for purposes of Sections 4.2.C, 7.5.C, 7.7, 8.6, 11.2.C and 11.2.D

By:	/s/ Stephen E. Riffee
Name:	Stephen E. Riffee
Title:	Chief Financial Officer and Treasurer